SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 9, 2008

AIR T, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware                                                                        0-11720                                                             52-1206400
                          (State or Other Jurisdiction                                     (Commission File Number)              (I.R.S. Employer
                                of Incorporation)                                                                                                                   Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                _______Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_______ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_______Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_______Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 7, 2008, the board of directors of Air T, Inc. (the “Company”) amended and restated the Company’s bylaws.  The amended and restated bylaws restated previously approved amendments to the bylaws and deleted the provisions such amendments had replaced.  In addition, by adopting the amended and restated bylaws, the board of directors effected the following changes to the Company’s bylaws:

•
providing for the board of directors to designate from its membership a chairman of the board of directors, who shall have such powers and perform such duties as may be prescribed by the bylaws and assigned to him or her by the board of directors.

•
providing that at each meeting of stockholders the chairman of the board of directors, or in his or her absence the president, or in their absence, the person designated in writing by the chairman of the board of directors, or if no person is so designated, then a person designated by the board of directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present.  The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.  The secretary, or in the absence of the secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

•
providing, in separate provisions under Section 12 of Article II, the procedures for stockholders to nominate candidates for election as directors or to introduce other matters at meetings of the stockholders, including the requirement in each such provision that the stockholder deliver to the Secretary of the Company written notice of his or her intention to make such nomination or introduce such matter within time periods established by the bylaws.  If such nomination is to be made or other matter introduced at an annual meeting of stockholders such written notice must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such written notice must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  If such nomination is to be made at a special meeting of stockholders called for the purpose of electing one or more directors, the nomination for election of any person to the board of directors must be delivered not less than the tenth day following the day on which public announcement of the date of such meeting is first made.  The bylaws specify the information required to be included in the written notice.

•
clarifying that the advance-notice provisions described above are separate from the procedures under Rule 14a-8 of the Securities and Exchange Commission, which rule applies to the inclusion of stockholder proposals in a registrant’s proxy statement.

The amended and restated bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Air T, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 9, 2008

AIR T, INC.

By:	/s/ John Parry
John Parry, Vice President-Finance and Secretary

Exhibit Index

Exhibit	Description
Exhibit 3.1	Amended and Restated Bylaws of Air T, Inc.